EXHIBIT 10.53

AMENDMENT NO. 2 TO OPTION AGREEMENT

This AMENDMENT NO. 2 TO OPTION AGREEMENT (the “Second Amendment”), dated February 6, 2015,(the “Second Amendment Effective Date”), amends that certain Option Agreement dated October 27, 2014 (the “Original Agreement”) as amended by the First Amendment to the Option Agreement dated January 5, 2015 (the “First Amendment” and together with the Original Agreement, the “Option Agreement”), between Amarantus Bioscience Holdings, Inc., a Nevada corporation (“Amarantus”) and Lonza Walkersville, Inc., a Delaware corporation (“Lonza”). The parties identified above are sometimes hereinafter individually referred to as a “Party” and collectively as the “Parties.” Capitalized terms not defined herein shall have the meanings assigned to them in the Option Agreement.

RECITALS

WHEREAS, upon the terms and subject to the conditions contain herein, Lonza and Amarantus have agreed to further amend the Option Agreement;

NOW THEREFORE, in consideration for the mutual covenants, agreements and representations and warranties contained herein and the Option Agreement, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I — Amendment

1.	The second to last sentence of Paragraph (c) of the First Amendment shall be amended to read, in its entirety, as follows:

“No more than $800,000 is due and payable collectively under the First Amendment and Second Amendment.”

2.	Paragraph (d) of the First Amendment shall be amended to read, in its entirety, as follows:

“(d) Extension of Option Period.     The Option Period as defined in Section 1.1 of the Option Agreement is extended, upon payment of $400,000 of the additional consideration set forth in (c) above, through February 28, 2015 and may be further extended, upon payment of an additional $300,000 of the additional consideration set forth in (c) above, through March 31, 2015; provided, however, if Lonza and Amarantus do not enter into the Settlement Agreement and Dismissal of Litigation by February 23, 2015, the Option Period and Option Agreement shall be immediately terminated on February 23, 2015.”

3.	In addition to the consideration already paid under the Original Agreement and First Amendment, Amarantus shall pay Lonza $100,000, with Amarantus paying the first $50,000 of such amount to Lonza on the Second Amendment Effective Date, with the balance to be paid by Amarantus to Lonza by February 20, 2015, each by wire transfer of immediately available funds to an account previously specified in writing by Lonza

All other terms not identified herein shall remain unchanged.

IN WITNESS WHEREOF, each of the Parties hereto has executed this Second Amendment as of the day and year first above written.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

By:
Name:
Title:

LONZA WALKERSVILLE, INC.

By:
Name:
Title: